Exhibit 99.1

FOR IMMEDIATE RELEASE

Celestica Announces New Leadership Structure to Support Unprecedented Growth

Mandeep Chawla named to newly created role of Group President, Global Markets;

Todd Ankenmann appointed to Chief Financial Officer

TORONTO, Sept. 11, 2026 – Celestica Inc. (NYSE, TSX: CLS), a global leader in data center infrastructure and advanced technology solutions, today announced executive leadership appointments to align with the company’s strong growth trajectory and position the business for sustainable, multi-year growth. Effective October 1, 2026, Mandeep Chawla will assume the newly created role of Group President, Global Markets, and Todd Ankenmann will succeed him as Chief Financial Officer (CFO).

In the new role of Group President, Global Markets, Chawla will oversee the company's overarching commercial execution and global market expansion. This structure is designed to drive operational velocity, scale the business effectively and capture accelerating demand across Celestica’s end markets.

Chawla has served as Celestica's CFO since 2017, playing a critical role in driving the company's financial health, strategic transformation, and long-term performance. Prior to joining Celestica in 2010, Chawla spent nearly a decade at General Electric (GE), followed by senior leadership roles across the engineering and life sciences sectors.

“Celestica is experiencing unprecedented growth, and as we look to the future, we are evolving our leadership structure to ensure we can scale effectively and continue delivering exceptional value to our customers and shareholders,” said Rob Mionis, Chairman and Chief Executive Officer, Celestica. "Mandeep has been an outstanding CFO and a core contributor to our strategic vision. His deep understanding of our business, combined with his exceptional commercial acumen, makes him the ideal leader to step into this crucial new role to drive our next chapter of growth.”

Succeeding Chawla as CFO is Todd Ankenmann, who brings a wealth of institutional knowledge and financial expertise to the executive team. Ankenmann joined Celestica in 2018 and currently serves as Senior Vice President, Finance, where he plays a pivotal role in strategic planning, financial reporting, and commercial execution. Before joining Celestica, Ankenmann spent over a decade in senior finance leadership roles at GE.

“With his deep understanding of our business model, rigorous financial management, and proven track record across our ATS and CCS businesses, Todd is uniquely positioned for a seamless transition to Chief Financial Officer," said Mionis. “Together, these appointments optimize our executive team to deliver on our long-term growth objectives."

About Celestica

Celestica is a technology leader dedicated to driving customer success and market advancements. With deep expertise in design, engineering, manufacturing, supply chain, and platform solutions, Celestica enables critical data center infrastructure for AI, cloud and hybrid cloud, and advances technologies in high-growth markets. With a talented team and a strategic global network, Celestica helps its customers achieve competitive advantages. For more information on Celestica, visit www.celestica.com. Our securities filings can be accessed at www.sedarplus.ca and www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release relating to Celestica’s future plans, expectations, beliefs, and intentions are “forward-looking statements” and are subject to material risks, uncertainties, and assumptions. Those statements may include statements related to strong growth trajectory and sustainable, multi-year growth, and expected benefits of leadership appointments, including driving operational velocity, scaling the business effectively and capturing accelerating demand across end markets, all of which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, and Canadian securities laws. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “designed to” “intends,” “position for” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this press release are based on current beliefs, assumptions and expectations, speak only as of the date of this press release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and are generally beyond Celestica’s control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information. Investors are urged to review in detail the risks, uncertainties, and assumptions contained in Celestica’s Securities and Exchange Commission (SEC) filings, including Celestica’s most recent reports on Form 10-K, Form 10-Q, Current Reports on Form 8-K and other documents filed with, or furnished to, the SEC, and the Canadian Securities Administrators. These filings are available on the SEC’s website, and www.sedarplus.ca or on Celestica’s website at https://corporate.celestica.com/sec-filings. Celestica undertakes no duty to update any statement in light of new information or future events or otherwise, except as expressly required by applicable law.

Celestica Contacts:
Celestica Global Communications
(416) 448-2200
media@celestica.com

Celestica Investor Relations
(416) 448-2211